REDFIN CORPORATION
2017 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

(NON-EMPLOYEE DIRECTORS)

Unless otherwise defined herein, the terms defined in the Redfin Corporation (“Redfin”) 2017 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by Redfin or a third party designated by Redfin (this “Notice”).
Name:
Address:
You (the “Participant”) have been granted an award of Restricted Stock Units (“RSUs”) to acquire Shares of Redfin’s Common Stock under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Award Agreement (the “Agreement”), including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of the Agreement.

Grant Number:
Number of RSUs:
Date of Grant:
Vesting Commencement Date:

Expiration Date:
The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service as an Employee or Director terminates earlier, as described in the Agreement.

Vesting Schedule:
For RSUs granted prior to January 1, 2020, the RSUs will vest on the earlier of (i) the date of the next annual meeting of stockholders of Redfin and (ii) the date that is one year following the Date of Grant, provided the Participant continues to provide Service through such date.

For RSUs granted on or after January 1, 2020, the RSUs will vest on the date that is 12 months plus 3 days following the Date of Grant, provided the Participant continues to provide Service through such date.
By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s relationship with Redfin or a Parent or Subsidiary or Affiliate is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service as an Employee or Director, unless the Committee otherwise determines. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting the RSUs, Participant consents to electronic delivery as set forth in the Agreement.

PARTICIPANT	REDFIN CORPORATION

Signature:	By:

Print Name:	Name:
Its:

REDFIN CORPORATION
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

(NON-EMPLOYEE DIRECTORS)

Unless otherwise defined in this Restricted Stock Unit Award Agreement (this “Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Redfin Corporation 2017 Equity Incentive Plan (the “Plan”).
Participant has been granted Restricted Stock Units (“RSUs”) to acquire Shares of Common Stock of Redfin Corporation (the “Redfin”), subject to the terms and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in any appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.
1.Settlement. Unless the Participant has made valid deferral election pursuant to the Company Non-Employee Director RSU Deferral Election Form, Settlement of RSUs will be made within 30 days following the applicable date of vesting under the Vesting Schedule set forth in the Notice. Settlement of RSUs will be in Shares. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement. In the event the Participant has made valid deferral election pursuant to the Company Non-Employee Director RSU Deferral Election Form, the RSUs will be settled in accordance with such Company Non-Employee Director RSU Deferral Election Form.
2.    No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.
3.    Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.
4.    Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
5.    Termination; Leave of Absence; Change in Status. If Participant’s Service as an Employee or Director terminates for any reason, all unvested RSUs will be forfeited to Redfin immediately, and all rights of Participant to such RSUs automatically terminate without payment of any consideration to Participant, unless the Committee otherwise determines. Participant’s Service as an Employee or Director will be considered terminated as of the date Participant is no longer providing services as an Employee or Director (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and will not, subject to the laws applicable to Participant’s Award, be extended by any notice period mandated under local laws (e.g., Service would not include a period of “garden leave” or similar period). Participant acknowledges that the vesting of the Shares pursuant to the Notice and this Agreement is subject to Participant’s continued Service as an Employee or Director, unless the Committee otherwise determines. In case of any dispute as to whether termination of Service as an Employee or Director has occurred, the Committee will have sole discretion to determine whether such termination of Service as an

Employee or Director has occurred and the effective date of such termination (including whether Participant may still be considered to be providing services while on an approved leave of absence).
6.    Withholding Taxes.
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by Redfin or, if different, a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by Redfin or the Employer. Participant further acknowledges that Redfin and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that Redfin and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION BEFORE DISPOSING OF THE SHARES.
(b)    Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to Redfin and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Redfin and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by Redfin and/or the Employer; or

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by Redfin (on Participant’s behalf pursuant to this authorization); or

(iii)
withholding in Shares to be issued upon settlement of the RSUs, provided Redfin only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; or

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted by applicable law;
all under such rules as may be established by the Committee and in compliance with Redfin’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of Redfin under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) will establish the method of withholding from alternatives (i)-(v) above, and the Committee will establish the method prior to the Tax-Related Items withholding event. Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.
Depending on the withholding method, Redfin may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.
Finally, Participant agrees to pay to Redfin or the Employer any amount of Tax-Related Items that Redfin or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Redfin may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
7.    Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by Redfin, it is discretionary in nature, and it may be modified, amended, suspended or terminated by Redfin at any time, to the extent permitted by the Plan;
(b)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)    all decisions with respect to future RSU or other grants, if any, will be at Redfin’s sole discretion;
(d)    the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with Redfin, the Employer or any Parent or Subsidiary or Affiliate;
(e)    Participant is voluntarily participating in the Plan;
(f)    the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service as an Employee or Director (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against Redfin, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases Redfin, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(j)    unless otherwise provided in the Plan or by Redfin in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(k)    the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that neither Redfin, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8.    No Advice Regarding Grant. Redfin is not providing any tax, legal or financial advice, nor is Redfin making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, Redfin and any Parent, Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that Redfin and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Redfin, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to the stock plan service provider as may be designated by Redfin from time to time or its affiliates or such other stock plan service provider as may be selected by Redfin in the future, which is assisting Redfin with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes Redfin, the stock plan service provider as may be designated by Redfin from time to time, and its affiliates, and any other possible recipients which may assist Redfin (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that Redfin would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
10.    Language. If Participant has received this Agreement, or any other document related to the RSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.    Appendix. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent Redfin determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
12.    Imposition of Other Requirements. Redfin reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent Redfin determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.    Acknowledgement. Redfin and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14.    Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.
15.    Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by Redfin and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Redfin’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant understands that Redfin is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that Redfin will have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this RSU Agreement will be endorsed with appropriate legends, if any, determined by Redfin.
16.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.
17.    Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the Western District of Washington or the Superior Court of King County, Washington. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.    No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever the right or power of Redfin, or a Parent or Subsidiary or Affiliate, to terminate Participant’s Service, for any reason, with or without Cause.
19.    Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Redfin agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this

Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify Redfin upon any change in Participant’s residence address indicated on the Notice. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Redfin or a third party designated by Redfin and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Redfin, and all other documents that Redfin is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to Redfin intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Redfin’s discretion. Participant acknowledges that Participant may receive from Redfin a paper copy of any documents delivered electronically at no cost if Participant contacts Redfin by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Redfin or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Redfin of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.
20.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding Redfin (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Redfin insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.
21.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from Redfin or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
22.    Award Subject to Redfin Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, Redfin may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.
BY ACCEPTING THIS AWARD OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

APPENDIX
Canada

The following provisions shall amend and replace the referenced sections of the Redfin Corporation 2017 Equity Incentive Plan for grants of Restricted Stock Units to Canadian Employees.

9.3.    Termination of Service. Except as may be set forth in the Participant’s Award Agreement, if Participant’s Service terminates for any reason, including due to Disability, vesting ceases immediately, and all rights of Participant to vesting automatically terminate without payment of any consideration to Participant as of the Termination Date (unless determined otherwise by the Committee).

28.6.    “Cause” means any reason which would entitle Redfin to terminate the Participant’s Services without notice or payment in lieu of notice at common law and includes, without limiting the generality of the foregoing: (i) dishonesty, fraud, misconduct or negligence in connection with Redfin duties, (ii) unauthorized disclosure or use of Redfin’s confidential or proprietary information, (iii) misappropriation of a business opportunity of Redfin, (iv) materially aiding a Redfin competitor, (v) the criminal conviction of the Participant of an offence involving moral turpitude, dishonesty or a breach of trust; (vi) failure or refusal to attend to the duties or obligations of the Participant’s position or Redfin’s rules, policies or procedures; or (vii) any other reason that would constitute just cause at common law. The determination as to whether a Participant is being terminated for Cause will be made in good faith by Redfin and will be final and binding on the Participant. The foregoing definition does not in any way limit Redfin’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above. The term “Redfin” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement or other applicable agreement with any Participant, and such definition supersedes the definition provided in this Section 28.6.

28.13.    “Disability” means a physical or mental incapacity that prevents the Participant from performing the essential duties of the Participant’s Service to Redfin or any Parent, Subsidiary or Affiliate and which cannot be accommodated under applicable human rights law without imposing undue hardship on Redfin or any Parent, Subsidiary or Affiliate employing or engaging the Participant, as determined by Redfin for purposes of the incentive stock options or other Award.

28.40.    “Service” will mean service as an Employee, Consultant, Director or Non-Employee Director, to Redfin or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of a statutory-protected leave or as approved by Redfin. Further, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by Redfin and issued and promulgated to employees in writing provides otherwise. However, in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of statutory-protected leave, if expressly required by applicable laws, vesting will continue for the period expressly required by the legislation or Redfin-approved leave of absence and, upon a Participant’s returning, Participant will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide active Service to Redfin throughout the leave on the same terms as Participant was providing Service immediately prior to such leave. An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period mandated by applicable

1

law, including legislation and common law, provided however, that a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

“Termination Date” means the date on which Participant ceases to be an Employee or Contractor, meaning the effective date on which the Employee or Contractor is no longer providing Service to Redfin or any Parent, Subsidiary or Affiliate (excluding any notice period which may extend beyond the date on which active services cease). For greater clarity, such date will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, or any claim by the Participant thereto (whether express, implied, contractual, statutory or arising otherwise at law).

The following paragraph shall amend and replace the last paragraph of the Notice of Restricted Stock Unit Award under the Redfin Corporation 2017 Equity Incentive Plan for grants of Restricted Stock Units to Canadian Employees.

Participant understands that Participant’s relationship with Redfin or a Parent or Subsidiary or Affiliate is for an indefinite duration, can be terminated at any time in compliance with required statutory and contractual requirements, except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continued Service as an Employee or Director, unless the Committee otherwise determines. Participant acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s service status changes between full- and part-time status and/or in the event Participant is on a leave of absence, in accordance with Redfin’s policies relating to work schedules and vesting or as determined by the Committee at its sole discretion. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting the RSUs, Participant consents to electronic delivery as set forth in the Agreement.

The following provisions shall amend and replace the referenced sections of the Restricted Stock Unit Award Agreement under the Redfin Corporation 2017 Equity Incentive Plan for grants of Restricted Stock Units to Canadian Employees.

5.    Termination of Services. Unless the Committee otherwise determines, if Participant’s Service as an Employee or Director terminates for any reason, including due to Disability, all unvested RSUs will be forfeited to Redfin immediately, and all rights of Participant to such RSUs automatically terminate without payment of any consideration to Participant as of the Termination Date.
Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s service status changes between full- and part-time status and/or in the event Participant is on an approved leave of absence in accordance with Redfin’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to the Notice and this Agreement is subject to Participant’s continued and active Service as an Employee or Director, unless the Committee otherwise determines. In case of any dispute as to whether termination of Service as an Employee or Director as an Employee or Director has occurred or the precise Termination Date, the Committee will have sole discretion to determine whether such termination of Service has occurred and the Termination Date.

2

6.    Taxes.

(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by Redfin or, if different, a Parent, Subsidiary or Affiliate employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, contributions to the Canada Pension Plan and any other applicable amounts that must be withheld by the Employer related to Participant’s participation in the Plan (“Tax-Related Items”), is and remains Participant's responsibility and may ultimately exceed the amount actually withheld by Redfin or the Employer. Participant further acknowledges that Redfin and/or the Employer (i) make no representations or undertakings regarding the tax consequences of any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s tax liability or achieve any particular tax result. Further, if Participant is subject to tax in more than one jurisdiction, Participant acknowledges that Redfin and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION WITH RESPECT TO THE TAX CONSEQUENCES RELATED TO THE RSUs.

(b)Withholding. Prior to settlement of the RSUs, Participant agrees to make adequate arrangements satisfactory to Redfin and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Redfin and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)
withholding from Participant’s wages or other cash compensation paid to Participant by Redfin and/or the Employer, so long as such withheld amount is further authorized in writing by the Participant prior to payment; or

(ii)
withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by Redfin (on Participant’s behalf pursuant to this authorization); or

(iii)
withholding in Shares to be issued upon settlement of the RSUs, provided Redfin only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts; or

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted by applicable law;
all under such rules as may be established by the Committee and in compliance with Redfin’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if Participant is a Section 16 officer of Redfin under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) will establish the method of withholding from alternatives (i)-(v) above, and the Committee will establish the method prior to the Tax-Related Items withholding event. Unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.

3

Depending on the withholding method, Redfin may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.
Finally, Participant agrees to pay to Redfin or the Employer any amount of Tax-Related Items that Redfin or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. Redfin may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
7.    Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by Redfin, it is discretionary in nature, and it may be modified, amended, suspended or terminated by Redfin at any time at its discretion, to the extent permitted by the Plan;
(b)the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)all decisions with respect to future RSU or other grants, if any, will be at Redfin’s sole discretion;
(d)the RSU grant and Participant’s participation in the Plan will not create a right to employment or continuance of employment, or be interpreted as forming an employment or services contract with Redfin, the Employer or any Parent or Subsidiary or Affiliate;
(e)the RSU grant and Participant’s participation in the Plan will not interfere in any way with the right of Redfin, the Employer or any Parent or Subsidiary or Affiliate to terminate the Participant’s employment or contract at any time;
(f)Participant is voluntarily participating in the Plan, which means you have not been induced or required to accept the RSU grant or to participate in the Plan by expectation of employment, engagement or appointment (or continued employment, engagement or appointment);
(g)the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
(h)the RSUs and the Shares subject to the RSUs, and the income and value of same, are not employment or contractor compensation and are not part of normal or expected compensation for purposes of calculating any damages for wrongful dismissal, pay in lieu of notice, termination pay, severance, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

4

(i)the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;
(j)no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service as an Employee or Director, whether or not later found to be invalid, in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any, or a wrongful dismissal. Participant irrevocably agrees never to institute any claim against Redfin, or any Parent or Subsidiary or Affiliate or the Employer, waives his or her ability, if any, to bring any such claim, and releases Redfin, any Parent or Subsidiary or Affiliate and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)unless otherwise provided in the Plan or by Redfin in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and
(l)the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that neither Redfin, the Employer nor any Parent or Subsidiary or Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

9.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal information as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, Redfin and any Parent, Subsidiary or Affiliate, or their successors or assigns, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that Redfin and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Redfin, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. While Redfin and the Employer generally collect your personal inforation from you directly, Redfin and the Employer may sometimes collect additional information from third parties including tax and social insurance authorities.
Participant understands that Data will be transferred to the stock plan service provider as may be designated by Redfin from time to time or its affiliates or such other stock plan service provider as may be selected by Redfin in the future, which is assisting Redfin with the implementation, administration and management of the Plan. Participant understands that the

5

recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country and that Participants Data may be accessible to law enforcement or other authorities in the foreign jurisdiction pursuant to a lawful request. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes Redfin, the stock plan service provider as may be designated by Redfin from time to time, and its affiliates, and any other possible recipients which may assist Redfin (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that Redfin would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. Participant acknowledges that the Data Privacy Notice applies only to Participant’s participation in the Plan.
The following paragraph shall be included as the penultimate paragraph of the Restricted Stock Unit Award Agreement under the Redfin Corporation 2017 Equity Incentive Plan for grants of Restricted Stock Units to Canadian Employees.
The parties have expressly required that this Agreement, any communication and all other contracts, documents and notices relating to this Agreement be drafted in the English language. Les parties ont expressément exigé que la présente convention, la communication et tous les autres contrats, documents et avis qui y sont afférents soient rédigés dans la langue anglaise.

6